UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

LORILLARD, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CEO Video Message Transcript

Susan Cameron:

Murray and I are delighted to be here today to talk about why we believe that the acquisition of Lorillard by Reynolds American is great news for both companies, as well as adult tobacco consumers. This acquisition will provide R.J. Reynolds Tobacco with tremendous strength in terms of its core brands. We will be stronger with this portfolio. The addition of Newport to our core brand portfolio is an excellent complimentary positioning. We will have strong flagship brands in each of the core tobacco segments, as well as in moist, as well as in vapor, so the strength of that portfolio is very exciting going forward.

Secondly, the transaction certainly continues to support our commitment and our journey to transform the tobacco industry. This transaction will result in substantial synergies, as well as growth opportunities, for the new company that will help us to fuel future investment in brand building, research and development and innovation for the future of the company. We believe that this transaction is actually great for all shareholders, again substantial synergies, growth opportunities for the new company. And not to mention British American Tobacco, currently our largest shareholder, and they will remain as our largest shareholder, with 42 percent. They have certainly significantly expressed their support for the transaction. And they believe, as we do, that it has both excellent strategic and financial merits.

And lastly I think, as we look at our operating companies again being focused on these core flagship brands means that we will be more operationally efficient. And that will give us the opportunity to have an even greater focus and ability to satisfy the interests of adult tobacco consumers as well as our wholesale and retail partners.

Murray, how about you?

Murray Kessler:

Thanks, Susan. From our perspective, this transaction is a win for our shareholders, but it’s also a win for employees, for adult tobacco consumers and for customers. From a shareholder perspective, there is obviously financial rewards, but the big idea here, and what excites myself and our Board of Directors, is the strategic opportunity here that will benefit the rest.

First off, obviously the transaction creates synergies between them, but that’s being accomplished while the vast majority of our employees are still going to have positions with either Reynolds or with Imperial, which is really unique. So I feel great about that, but then again it’s also generating tremendous synergies which are going to be invested in brands, and that investment in brands is going to be great for consumers, because it’s going to allow for future innovation and everything else that comes with good competition.

And then, from a customer standpoint, you’re going to have three great companies, but I don’t want to lose sight of the big picture. While this is great financial rewards for all the companies involved, what’s really happening today, and it really goes to a lot of credit to Susan and her team, is that there is a transformation that’s about to take place in the tobacco industry, and it’s huge. You are combining the Lorillard company, which I’m very proud of, and has an unbelievable brand in Newport that is completely complimentary and unique to the portfolio of brands at Reynolds.

Susan Cameron:

The real significance here is the strategic combination of these brand portfolios, and that Reynolds America on a go-forward basis we will include in that portfolio obviously the current, which is Camel and Pall Mall, Natural American Spirit, Grizzly and VUSE, but adding the Newport brand that has a growth record over the last three decades. It’s very exciting. There are three brands from R.J. Reynolds and two brands from Lorillard that are being sold to Imperial. And those include KOOL and Salem and Winston and Maverick and the blu brand.

And we decided to sell those brands for three reasons. Obviously, firstly we will benefit from a couple of things. We will benefit from the operational simplicity of focusing on large core brands at R.J. Reynolds without the complexity of some of the support brand operations. Secondly, selling those brands helps us to pay for the transaction. And thirdly, the U.S. regulators do have to approve this transaction, and they will look at the competitiveness of the industry, and we think that this is appropriate.

Murray Kessler:

From our perspective, we are proud of what we’ve accomplished with blu and that’s going to go over to Imperial. But again it’s very important that in all this happening is to get regulatory approval, so there needed to be a great company formed on their side as well, and blu is going to help them do that. Imperial is getting some great brands, as well, that are going to get a lot of additional investment.

Susan Cameron:

And we have announced also today that we are pursuing an R&D and technology-sharing arrangement for next-generation products that include heat-not-burn and include vapor, and we believe that that will be good for both companies, and opportunities for future global growth for the new company. We have always respected Lorillard, we’ve respected the Newport brand, we’ve respected their talented employees, and we work just up the road from each other.

So I am very confident about the integration planning, about working through the transition that will occur once we get to close in this transaction. And I feel very good that the people will be a good fit as it relates to our organization and, of course, the people will participate in the setting up of the Imperial organization, and we’ll have a good run at it.

Murray Kessler:

Yes, I think, as complex as it sounds, based on our mutual respect and everything that’s involved with this, you’ll find that this very difficult transaction is integrated very seamlessly. Clearly, there will be a regulatory approval process, so in the interim, we’ll continue to compete as we always have, and that will be business as usual. But ultimately, I think customers should view this very positively, real meaningful company with Imperial that is going to want to work very hard to increase visibility, to promote those brands that have been non-strategic in the past but now are going to get investment and shelf space and all of that. I don’t see how customers don’t benefit from that.

Susan Cameron:

And I would just add to that, and Murray referenced it before, but the national footprint, the truly national footprint, the complementarity of our strengths and weaknesses between the two businesses will certainly benefit customers, and national customers where neither of us have had something to play across the whole stage. And, as a combination, I think we will offer them very good value, and those relationships will be sustained.

We will decide obviously in the next few weeks exactly the integration planning process. As we’ve referred several times today, it will be complicated. But we have great experience in integration. From Reynolds American’s perspective, we have integrated Santa Fe, we have done the merger with Brown & Williamson, we have bought the Conwood company and integrated all those businesses and added the RJRT Vapor Company to the portfolio this year. So I am very confident in the talented employees across these businesses to be able to plan a seamless transition.

However, in the meantime, it is business as usual, and we will continue to compete until we have the approval of the regulators and the approval of Imperial shareholders, Lorillard shareholders and Reynolds American shareholders.

I am looking forward to running the new Reynolds American company going forward. Upon close, I think we will have put together a magnificent number two player in the tobacco industry. We will continue our transformation. And I actually look forward to working with Murray in a future capacity.

Murray Kessler:

You are going to do fabulous, and I’m not going anywhere either. I will be joining the Reynolds Board, and I look forward to helping them and Susan to transform the tobacco industry.

Susan Cameron:

We are very confident that the synergies and the additional revenue growth opportunities with this new portfolio will propel our vision to transform the tobacco industry and that we will be a very, very efficient growth company.

[End]

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Lorillard, Inc. (“Lorillard”) concerning the proposed transaction involving Reynolds American Inc. (“Reynolds American”) and Lorillard (the “transaction”) and other future events and their potential effects on Lorillard, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Lorillard’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. Those factors include, without limitation: the ability to obtain the approval of the transaction by Lorillard’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate Lorillard’s businesses into those of Reynolds American’s in a timely and cost-efficient manner; the impact of regulatory initiatives, including the regulation of cigarettes and electronic cigarettes and a possible ban or regulation of the use of menthol in cigarettes by the Food and Drug Administration, and compliance with governmental regulations; the outcome of pending or future litigation; health concerns, claims, regulations and other restrictions relating to the use of tobacco products and exposure to environmental tobacco smoke; the effect on pricing and consumption rates of legislation, including actual and potential federal and state excise tax increases, and tobacco litigation settlements; continued intense competition from other cigarette and electronic cigarette manufacturers; the continuing decline in volume in the domestic cigarette industry; changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in Lorillard’s cigarettes; reliance on a limited number of suppliers for certain raw materials; and other risks and uncertainties, including those detailed from time to time in Lorillard’s periodic reports filed with the Securities and Exchange Commission, including Lorillard’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. Risk Factors” of Lorillard’s 2013 Annual Report on Form 10-K and its Quarterly Report for the quarterly period ended March 31, 2014, which were filed with the Securities and Exchange Commission on February 21, 2014 and April 24, 2014, respectively, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect Lorillard’s actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and Lorillard undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Lorillard and Reynolds American. In connection with the proposed transaction, Reynolds American will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the joint proxy statement of Reynolds American and Lorillard that also constitutes a prospectus of Reynolds American. Lorillard and Reynolds American plan to mail the definitive joint proxy statement/prospectus to their respective stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LORILLARD, REYNOLDS AMERICAN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lorillard and Reynolds American through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other documents filed by Lorillard with the SEC by contacting Robert Bannon, CFA Director, Investor Relations, at investorrelations@lortobco.com or by calling (336) 335-7000.

Lorillard and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Lorillard’s stockholders in respect of the proposed transaction that will be described in the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Lorillard’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Lorillard is set forth in Lorillard’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated April 4, 2014, which are filed with the SEC. Additional information regarding the interests of Lorillard’s directors and executive officers in the proposed transaction, which may be different than those of Lorillard’s stockholders generally, is contained in the joint proxy statement/prospectus when filed with the SEC.